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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                                    FORM 8-K
                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

            Date of Report (Date of earliest reported) August 1, 2002

                                    iRV INC.
             (Exact name of registrant as specified in its chapter)

          Nevada                    0-19949                      84-1153522
(State or other jurisdiction      (Commission                  (IRS Employer
     of incorporation             File Number)               Identification No.)

          1000-885 Dunsmuir Street, Vancouver, British Columbia V6C 1N5
               (Address of principal executive offices) (Zip Code)
       Registrant's telephone number, including area code: (604) 689-8701

                 6560 Gunpark Drive, Suite E, Boulder, Colorado
       80301 (Former name or former address, if changed since last report)

ITEM 1:  CHANGES IN CONTROL OF REGISTRANT
-----------------------------------------

On July 17, 2002, a change in control of iRV Inc. (the "Company") occurred in connection with the consummation of a certain Agreement and Plan of Reorganization between the Company, Scarab Systems, Inc., a Nevada corporation, ("Scarab") and certain shareholders of Scarab dated as of March 25, 2002 (the "Acquisition"). Under the terms of the Acquisition, iRV Inc. was to acquire all issued and outstanding shares of Scarab.

On the closing date of the Acquisition, July 17, 2002 (the "Closing Date"), iRV acquired all issued and outstanding shares of Scarab by issuing ten common shares of the capital stock of iRV Inc. for each issued and outstanding share in the capital stock of Scarab. On the Closing Date, Scarab had a total of 8,260,000 shares of its common stock issued and outstanding. The Company therefore issued a total of 82,600,000 shares of its common stock to the holders of record of Scarab on the Closing Date. The 82,600,000 shares of the Company's common stock issued to the former shareholders of Scarab represented, immediately after their issuance, 85.851% of the total issued and outstanding shares of the Company's common stock following the Acquisition.


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Further, under the terms of the Acquisition, on the Closing Date, Clifford C.
Thygesen and Robert A. Scott resigned as directors of the Company after electing the following persons to serve as Directors of the Company:

Thomas E. Mills
Lou Hilford

Scarab will operate as a wholly owned subsidiary of the Company. Scarab is in the business of providing services to the electronic commerce sector and has exclusive distribution rights with respect to a card-based alternative payment system.

ITEM 4:  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANTS
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Effective July 19, 2002, the Company's Board of Directors approved a change in the Company's independent accountant. The independent account who was dismissed and had been previously engaged as the principal accountant to audit the Company's financial statements was Gerald R. Hendricks & Co., P.C. ("Hendricks"). Hendricks' reports covered the years ended March 31, 2000, through to March 31, 2002. The financial statements of the Company for the periods reported on by Hendricks did not contain any adverse opinion or disclaimer of opinion, or were qualified or modified as to uncertainty, audit scope, or accounting principles, except that the reports of Hendricks contained a going concern qualification. In connection with the audits of the Company's financial statements for the fiscal years ended March 31, 2000, through to March 31, 2002, there were no disagreements with Hendricks on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of Hendricks, would have caused Hendricks to make reference to the matter in its report.

The Company has retained the accounting firm of Moore Stephens Ellis Foster Ltd., Chartered Accountants ("Ellis Foster") to serve as the Company's independent accountant to audit the Company's financial statements. Prior to its engagement as the Company's independent accountant, Ellis Foster had not been consulted by the Company either with respect to the application of accounting principles to a specific transaction or the type of audit opinion that might be rendered on the Company's financial statements or on any matter that was the subject of any prior disagreement between the Company and its previous certifying accountant. The engagement of Ellis Foster was effective on July 19, 2002.

In connection with the filing of this Form 8-K, Hendricks was provided with a copy of this disclosure and was requested by the Company to furnish to the Company a letter addressed to the SEC stating whether Hendricks agrees with the above statements. A copy of Hendricks' letter to the SEC will be filed with the SEC within two business days after its receipt by the Company.


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ITEM 5:  OTHER EVENTS
---------------------

The principal executive offices of the Company have been moved to Suite 1000, 885 Dunsmuir Street in Vancouver, British Columbia, Canada V6C 1N5, telephone
(604) 689-8770, facsimile (604) 689-8718.

By written notice received and effective July 17, 2002, Clifford C. Thygesen has resigned as the Interim President of the Company. Mr. Thygesen resigned under the terms of a reorganization agreement between the Company and Scarab and not because of a disagreement with the Company on any matter relating to the Company's operations, policies or practices. Mr. Thygesen has not furnished the Company with a letter describing any such disagreement.

By written notice received and effective July 17, 2002, Frank L. Jennings has resigned as the Chief Financial Officer of the Company Mr. Jennings resigned under the terms of a reorganization agreement between the Company and Scarab and not because of a disagreement with the Company on any matter relating to the Company's operations, policies or practices. Mr. Jennings has not furnished the Company with a letter describing any such disagreement.

ITEM 6:  RESIGNATION OF REGISTRANT'S DIRECTORS
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By written notice received and effective July 17, 2002, Clifford C. Thygesen has resigned as a Director of the Company. Mr. Thygesen resigned under the terms of a reorganization agreement between the Company and Scarab and not because of a disagreement with the Company on any matter relating to the Company's operations, policies or practices. Mr. Thygesen has not furnished the Company with a letter describing any such disagreement.

By written notice received and effective July 17, 2002, Robert A. Scott has resigned as a Director of the Company. Mr. Scott resigned under the terms of a reorganization agreement between the Company and Scarab and not because of a disagreement with the Company on any matter relating to the Company's operations, policies or practices. Mr. Scott has not furnished the Company with a letter describing any such disagreement.

ITEM 7:  FINANCIAL STATEMENTS AND EXHIBITS
------------------------------------------

The Acquisition agreement and the audited financial statements of Scarab Systems, Inc. will be filed by amendment.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                IRV, INC.

Date: August 1, 2002                            By:/s/ Thomas E. Mills
      --------------                               -------------------
                                                Thomas E. Mills,
                                                President & CEO